Prospect Capital Announces Financial Results for Second Fiscal Quarter Ended December 31, 2007

NEW YORK, NY -- 02/12/2008 -- Prospect Capital Corporation (NASDAQ: PSEC) today announced financial results for its second fiscal quarter ended December 31, 2007.

Our net investment income, excluding non-recurring items (as further discussed under Supplemental Financial Information below), was $11.1 million, or 48 cents per weighted average share for the quarter, an increase of approximately 146% and 45% from the prior year-over-year quarter on a dollars and per share basis, respectively.

We estimate that our net investment income for the current third fiscal quarter ended March 31, 2008, will be $0.45 to $0.53 per share. We expect to announce our third fiscal quarter dividend in March.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Stockholders' equity as of December 31, 2007: $345.82 million
  Net asset value per share as of December 31, 2007: $14.58

Second Fiscal Quarter Portfolio Activity:
  Number of new portfolio companies invested: 7
  Number of portfolio companies at end of period: 32

Second Fiscal Quarter Operating Results:
  Net investment income: $10.66 million
  Net investment income per share: $0.46
  Net realized and unrealized depreciation: ($14.35) million
  Net decrease in net assets resulting from operations: ($3.69) million
  Dividends to shareholders per share: $0.395

    * See Supplemental Financial Information below

PORTFOLIO AND INVESTMENT ACTIVITY

At December 31, 2007, the fair value of our portfolio of 32 long-term investments was approximately $440.1 million as compared to a fair value of $328.2 million at June 30, 2007.

As of December 31, 2007, our portfolio generated a current yield of approximately 15.3% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends and net profits interest and royalties from certain portfolio companies.

During the quarter ended December 31, 2007, we completed seven new investments and follow-on investments in existing portfolio companies, totaling approximately $120.8 million. The new investments included the following:

--  On October 9, 2007, the Company made a second lien debt investment of
    $9.75 million in Resco Products, Inc., a leading designer and manufacturer of refractory materials based in Pittsburgh, Pennsylvania.

--  On October 17, 2007, the Company made a $3 million follow-on secured debt investment in NRG, in support of NRG's acquisition of Dynafab
    Corporation ("Dynafab"). Dynafab is a manufacturer of a range of metal structures and vessels for use in the oil and gas and transportation industries, including fuel tanks for on-road and off-road vehicles as well as various drilling rig components.

--  On October 19, 2007, the Company made a second lien debt investment of approximately $5 million in a leading provider of outsourced technical services based in Pennsylvania. The Company's debt is supporting the acquisition of the company by HM Capital Partners, L.P. ("HM"), a $1.6 billion private equity fund based in Dallas, Texas.  HM's investment professionals previously were principals with Hicks, Muse, Tate & Furst,
    Inc.

--  On November 1, 2007, the Company made a second lien secured debt investment, as well as a small equity co-investment, aggregating approximately $13.75 million, in Maverick Healthcare, Inc. d/b/a Preferred
    Homecare, a leading comprehensive home healthcare services provider based in Mesa, Arizona.

--  On November 5, 2007, the Company invested approximately $18 million in second lien secured debt financing issued by Shearer's Foods, Inc., a snack food manufacturer based in Brewster, Ohio.

--  On November 9, 2007, the Company made a second lien debt investment of
    $12 million in Qualitest Pharmaceuticals, Inc. and affiliates, a leading manufacturer and distributor of generic pharmaceuticals based in
    Huntsville, Alabama.

--  On November 14, 2007, the Company entered into an agreement to invest in $15 million of second lien secured debt issued by Deb Shops, Inc. This transaction was consummated on December 10, 2007. Deb Shops, Inc. is a leading specialty apparel retailer based in Philadelphia, Pennsylvania.

--  On November 21, 2007, the Company provided combined debt financing of
    $25.6 million to IEC Systems LP and Advanced Rig Services LLC, two related oilfield service companies based in Houston, Texas. This investment took the form of two separate senior secured debt instruments with cross-
    collateralized guarantees and a net profit interest in each company.

For the three months ended December 31, 2007, we also monetized two positions, Central Illinois Energy, LLC, and Advantage Oilfield Group Ltd., for an aggregate of $9.1 million in proceeds.

In December, we announced that we have engaged RBC as a financial advisor to explore strategic alternatives, including the potential sale, of our largest 100% controlled investment, Gas Solutions, a midstream gathering and processing business in East Texas. Gas Solutions is currently generating approximately $26.5 million of adjusted EBITDA as an annualized run rate. We expect to conclude that process over the next few months.

As of today, we now have 32 portfolio companies aggregating approximately $440 million of assets, calculated as our December 31 investment portfolio plus additional investments net of repayments.

LIQUIDITY AND FINANCIAL RESULTS

At December 31, 2007, borrowings under our credit facility stood at approximately $107 million. On October 17, 2007, we priced a secondary offering of 3.5 million shares of common stock at $16.34 per share, raising $57.2 million in gross proceeds. On November 13, 2007 the underwriters exercised the over-allotment option raising an additional $3.3 million in gross proceeds when 0.2 million shares of common stock were issued. We are currently in discussions to increase the size of our $200 million facility to at least $400 million in size.

Our net investment income for the quarter ended December 31, 2007 was approximately $10.7 million, or approximately $11.1 million of adjusted net investment income before nonrecurring items. We have shown adjusted net investment income herein below by adding back approximately $0.4 million of non-recurring legal expenses, less any associated incentive fees, incurred in connection with an arbitration (the majority of these legal expenses we believe are now in the past).

CONFERENCE CALL

The Company will host a conference call on Tuesday, February 12, 2008, at 11:00 a.m. Eastern Time. The conference call dial-in number will be 800-860-2442. A recording of the conference call will be available for approximately 5 days. To hear a replay, call 877-344-7529 and use passcode 416115.

     CONSOLIDATED STATEMENTS OF NET                   As of       As of
                ASSETS                               December    June 30,
           (in thousands)                            31, 2007      2007
                                                    (unaudited) (audited)
Assets

Cash and cash equivalents                            $ 26,070   $ 41,760
Investments in controlled entities at fair value
 (cost - $141,322 and $124,664, respectively)         150,156    139,292
Investments in affiliated entities at fair value
 (cost - $5,474 and $14,821, respectively)              5,288     14,625
Investments in non-controlled and non-affiliated
 entities, at fair value (cost - $286,304 and
 $186,712, respectively)                              284,641    174,305
Interest receivable                                     3,405      2,139
Dividends receivable                                       70        263
Loan principal receivable                                 115          -
Structuring fees receivable                                 -      1,625
Securities sold                                         3,100          -
Other receivables                                         282        271
Prepaid expenses                                          298        471
Deferred financing fees                                 1,804      1,751
Total assets                                          475,229    376,502

Liabilities

Credit facility payable                               107,042          -
Payable for securities purchased                        5,604     70,000
Accrued expenses                                        1,384      1,312
Dividends Payable                                       9,370          -
Due to Prospect Administration, LLC                       202        330
Due to Prospect Capital Management, LLC                 4,640      4,508
Other current liabilities                               1,163        304
Total liabilities                                     129,405     76,454

Net Assets                                           $345,824   $300,048

Components of Net Assets

Common stock, par value $.001 per share
 (100,000,000 and 100,000,000 common shares
 authorized, respectively; 23,721,138 and
 19,949,065 issued and outstanding, respectively)    $     24   $     20
Paid-in capital in excess of par                      357,953    299,845
Distributions in excess of net investment income       (2,767)    (4,092)
Accumulated realized gains (losses) on investments    (16,371)     2,250
Unrealized appreciation on investments                  6,985      2,025

Net Assets                                           $345,824   $300,048

Net Asset Value Per Share                            $  14.58   $  15.04

   CONSOLIDATED STATEMENTS OF OPERATIONS          Three Months Three Months
           (in thousands)                             Ended      Ended
                                                     Dec. 31,   Dec. 31,
                                                       2007       2006
                                                     --------   --------
Investment Income
Interest income, controlled entities (net of foreign
 tax withholding of $69 and $45, respectively)       $  5,285    $ 3,364
Interest income, affiliated entities (net of foreign
 tax withholding of $35 and $57, respectively)            655      1,056
Interest income, non controlled and non-affiliated
 entities                                               8,876      2,552
   Total interest income                               14,816      6,972
Dividend income, controlled entities                    2,200        850
Dividend income, money market funds                       266        318
   Total dividend income                                2,466      1,168
Other income, affiliate investments                         -          3
Other income,  non-controlled and non-affiliated
 entities                                               1,281         28
   Total other income                                   1,281         31
Total investment income                                18,563      8,171

Operating Expenses
Investment advisory fees
   Base management fee                                  2,112      1,568
   Income incentive fee                                 2,665      1,123
   Total investment advisory fees                       4,777      2,691

Interest expense and credit facility costs              1,618        370
Chief Compliance Officer and Sub-administration fees      206        119
Legal fees                                                569         97
Valuation services                                        120        100
Audit and tax related fees                                 43         47
Sarbanes-Oxley compliance expenses                          -          1
Insurance expense                                          64         72
Directors fees                                             55         57
Other professional fees                                    35          -
Other general and administrative expenses                 416        124
Total operating expenses                                7,903      3,678

Net investment income                                  10,660      4,493

Net realized loss on investments                     $(18,610)        (1)
Net unrealized appreciation (depreciation)              4,264     (1,552)

Net (decrease) increase in net assets resulting
 from Operations                                     $ (3,686)   $ 2,940

Net (decrease) increase in net assets per weighted
 average shares of common stock resulting from
 operations                                          $  (0.16)   $  0.22

           PER SHARE DATA                         Three Months Three Months
                                                      Ended      Ended
                                                     Dec. 31,   Dec. 31,
                                                       2007       2006

Net asset value, beginning of period                 $  15.08    $ 14.86
Costs related to the secondary public offering          (0.02)     (0.04)
Net investment income                                    0.46       0.33
Realized (loss)                                         (0.80)         -
Net unrealized appreciation (depreciation)               0.18      (0.11)
Net increase in net assets as a result of secondary
 public offering                                         0.07       0.59
Dividend declared and paid                              (0.39)     (0.39)

Net asset value at end of period                     $  14.58    $ 15.24

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS)

Please note that the following supplemental financial information represents a reconciliation of a GAAP measure (Net investment income) to a non-GAAP measure (Adjusted net investment income).

                                                  Three months Three months
                                                      ended       ended
                                                     Dec. 31,    Dec. 31,
                                                       2007        2006
                                                      -------     -------
Total investment income                               $18,563     $8,171

Total operating expenses                                7,903      3,678

Net investment income                                  10,660      4,493

Add back non-recurring items                              410          -

Adjusted net investment income                        $11,070     $4,493

Net investment income per weighted average
 common share                                         $  0.46     $ 0.33

Adjusted net investment income per weighted average
 common share                                         $  0.48     $ 0.33

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have an adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702